SUB-ITEM 77Q1(b): COPIES OF THE TEXT OF THE PROPOSALS
DESCRIBED IN SUB-ITEM 77D


1.
FOCUSED EQUITY STRATEGY PORTFOLIO AND FOCUSED BALANCED STRATEGY PORTFOLIO

The July 24, 2007 supplement to the SunAmerica Focused Series, Inc. Prospectus dated February 28, 2007, filed on Form 497 on July 24, 2007 (Accession No. 1193125-07-160712) shows the following changes to Focused Equity Strategy Portfolio and Focused Balanced Strategy Portfolio:

Allocation of assets among a combination of funds within SunAmerica Focused Series, Inc., SunAmerica Income Funds and SunAmerica Equity Funds, investing in equity and fixed income securities.

Additional changes made to the Focused Equity Strategy Portfolio and Focused Balanced Strategy Portfolio were as follows:
The Portfolios invest in a combination of funds within SunAmerica Focused Series, Inc. (the Underlying Focused Funds), SunAmerica Income
Funds (the Underlying Income Funds) and SunAmerica Equity Funds
(the Underlying Equity Funds, and together with the Underlying
Focused Funds and Underlying Income Funds, the Underlying Funds).


Portfolio: SunAmerica Blue Chip Growth Fund

Principal Investment Strategy:	growth

Principal Investment Techniques: active trading of equity securities of Blue Chip companies that demonstrate the potential for capital appreciation. At least 80% of the Fund?s net assets plus any borrowing for investment purposes will be invested in Blue Chip companies.


Portfolio: SunAmerica Growth Opportunities Fund

Principal Investment Strategy:	growth

Principal Investment Techniques: active trading of equity securities that demonstrate the potential for capital appreciation, issued generally by small-cap companies.


Portfolio: SunAmerica New Century Fund

Principal Investment Strategy:	growth

Principal Investment Techniques: active trading of equity securities that demonstrate the potential for capital appreciation, without regard to market capitalization.


Portfolio: SunAmerica Value Fund

Principal Investment Strategy:	value

Principal Investment Techniques: active trading of equity securities selected on the basis of value criteria, issued by companies of any market capitalization, that offer potential for long-term growth of capital.

The Focused Equity Strategy Portfolio expects to allocate between
0%-30% of its assets in such Underlying Funds; the Focused Balanced Strategy Portfolio expects to allocate 0%-20% of its assets to such Underlying Funds; the Focused Multi-Asset Strategy Portfolio expects to allocate 10% of its assets to such Underlying Funds; the Focused Fixed Income Strategy Portfolio expects to allocate 0% to 15% of its assets to such Underlying Funds; and the Focused Fixed Income and Equity Strategy Portfolio expects to allocate 0% to 10% of its assets to such Underlying Funds (in each case, under normal market conditions).



2.
FOCUSED LARGE-CAP GROWTH PORTFOLIO
FOCUSED GROWTH PORTFOLIO
FOCUSED MID-CAP GROWTH PORTFOLIO
FOCUSED LARGE-CAP VALUE PORTFOLIO
FOCUSED VALUE PORTFOLIO
FOCUSED MID-CAP VALUE PORTFOLIO
FOCUSED GROWTH AND INCOME PORTFOLIO
FOCUSED INTERNATIONAL EQUITY PORTFOLIO
FOCUSED TECHNOLOGY PORTFOLIO

The September 4, 2007 supplement to the SunAmerica Focused Series,
Inc. Prospectus dated May 1, 2007, filed on Form 497 on September 4, 2007 (Accession No. 1193125-07-194879) shows the following changes to Focused Large-Cap Growth Portfolio; Focused Growth Portfolio; Focused Mid-Cap Growth Portfolio; Focused Large-Cap Value Portfolio; Focused Value Portfolio; Focused Mid-Cap Value Portfolio; Focused Growth and Income Portfolio; Focused International Equity Portfolio and Focused Technology Portfolio (each a Portfolio and collectively the Portfolios):

A focus strategy is one in which an investment adviser actively invests in a small number of holdings which constitute its favorite stock-picking ideas at any given moment. A focus philosophy reflects the belief that, over time, the performance of most investment managers highest confidence stocks exceeds that of their more diversified portfolios. Each Adviser of the Focused Large-Cap Growth Portfolio, Focused Growth Portfolio,
Focused Mid-Cap Growth Portfolio, Focused Small-Cap Growth, Focused Large-Cap Value Portfolio, Focused Value Portfolio, Focused Mid-Cap
Value Portfolio, Focused Small-Cap Value Portfolio, Focused Growth and Income Portfolio, Focused International Equity Portfolio and Focused Technology Portfolio will generally invest in up to 20 securities, and each of these Portfolios will generally hold up to a total of 60 securities. Each Adviser of the Focused StarALPHA Portfolio will generally invest in up to 10 securities and will generally hold 30 to 50 securities, depending on the number of Advisers that it employs. The Adviser to the Focused Dividend Strategy Portfolio will generally hold up to 30 securities. Examples of when a Portfolio may hold more than the specified number of securities include, but are not limited to, re-balancing or purchase and sale transactions, including where a new subadviser is selected to manage a Portfolio or a portion of a Portfolios assets. Each Adviser may invest in additional financial instruments for the purpose of cash management or to hedge a security portfolio position.

Additional changes made to the Focused Technology Portfolio is as follows:
The Focused Technology Portfolio will generally invest in up to 60 companies whose principal business, the Advisers believe, will significantly benefit from advances or improvement in technology.



SUB-ITEM 77Q1(e)  COPIES OF ANY NEW OR AMENDED INVESTMENT ADVISORY CONTRACTS


Form of Amendment to Subadvisory Agreements between AIG SunAmerica Asset Management Corp. and: Allegiant Asset Management Co.; BAMCo, Inc.; BlackRock Investment Management, LLC; Dreman Value Management, LLC; Eagle Asset Management, Inc.; Harris Associates, L.P.; Henderson Global Investors (N.A.) Inc.; Janus Capital Management; J.P. Morgan Investment Inc.; Keeley Asset Management Corp.; Kinetics Asset Management Corp.; Marsico Capital Management, LLC; Munder Capital Management; Northern Trust Investments, N.A.; Oberweis Asset Management; Reich & Tang Asset Management LLC; RCM Capital Management LLC; Third Avenue Management LLC; Thornburg Asset Management, Inc.; Times Square Capital Management, LLC, are hereby incorporated by reference to Exhibit No. (xxxi) of Post-Effective Amendment No. 55 to Registrants Registration Statement on Form N-1A, filed on December 21, 2007 (Accession
No. 1193125-07-270449).